EXHIBIT 10.1

DATE: 19 May 2015

ALMONDS KISSES LIMITED

(as the “Company”)

and

SKY VENTURE INVESTMENT DEVELOPMENT LIMITED

and

WONG MAN HIN CHARLES

and

PRISTINE TREASURE LIMITED

_____________________________________________

SUBSCRIPTION AGREEMENT

relating to the subscription of 8 per cent. coupon convertible bonds in the maximum principal amount of HK$30,000,000

and the minimum principal amount of HK$20,000,100

in three tranches to be issued by ALMONDS KISSES LIMITED

_____________________________________________

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THIS AGREEMENT is made on 19 May 2015

BETWEEN:

1.

ALMONDS KISSES LIMITED, a company incorporated in the British Virgin Islands with limited liability and having its registered office address at Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands and whose principal place of business in Hong Kong is at 11/F., Rykadan Capital Tower, 135-137 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong (the “Company”);

2.

SKY VENTURE INVESTMENT DEVELOPMENT LIMITED, a company incorporated in the Republic of Seychelles as an international business company with limited liability, whose registered office is situate at 206 Victoria House, Victoria, Mahe, Seychelles and having its correspondence address at Room 512, 5/F, Tower B, New Mandarin Plaza, 14 Science Museum Road, Tsimshatsui, Kowloon, Hong Kong (“Sky Venture”);

3.	WONG MAN HIN CHARLES, holder of Hong Kong Identity Card No. G126495(7), whose correspondence address is at Flat A, 36/F., Block 2, Clovelly Court, 16 May Road, Mid-Level, Hong Kong (“Wong”); and

4.

PRISTINE TREASURE LIMITED, a company incorporated in Vanuatu with limited liability and having its correspondence address at Flat 02, 13/F., Kodak House II, No.39 Healthy Street East, North Point, Hong Kong (“Pristine”).

RECITAL

(A)

The Company is incorporated in the British Virgin Islands with an authorised share capital of US$50,000 which is divided into 50,000 shares of US$1.00 per share (the “Shares”) as at the date of this agreement. Further details of the Company are set out in Part A of Schedule 2.

(B)

The Company is a wholly owned subsidiary of ADGS ADVISORY INC. (“ADGS Inc.”), a company incorporated under the laws of Delaware, United States, whose shares are listed and quoted on the OTCQB Market for trading.

(C)

The Company has two wholly owned subsidiaries, namely, ADGS Advisory Limited (“ADGS HK”) and Century Corporate Consulting Limited (“CCCL”) and TH Strategic Management Limited (“THSML”), both of which are incorporated under the laws of Hong Kong.

(D)	The Company will acquire the entire issued share capital of Century Corporate Consulting Limited (“CCCL”), another company incorporated under the laws of Hong Kong

(E)

A corporate group chart of ADGS Inc., the Company, ADGS HK, THSML and CCCL (assuming after the acquisition referred to in Recital (D) above is completed)is set out in Schedule 1. Further details of the Company, ADGS HK, CCCL and THSML are set out respectively in Part A, B, C and D of Schedule 2.

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(F)

The Company is in the course of the preparation of a corporate restructuring whereby it will be spin-off from ADGS Inc., and will apply to The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) for the listing of its issued Shares on the Growth Enterprises Market of the Stock Exchange (“GEM”).

(G)

The Company intends to issue 8 per cent. coupon 12 months convertible bonds in the maximum principal amount of not more than HK$30,000,000 and in the minimum amount of not less than HK$20,000,100, in three tranches to finance the application to the Stock Exchange for the listing of its Shares on GEM and as working capital for its group.

(H)

The Company has agreed with the Subscribers (as defined in clause 1 below) to issue and each of the Subscribers has agreed to subscribe for, the proportion of the Convertible Bonds as set out in Schedule 3, subject to and upon to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, including the Recitals and the Schedules, the words and expressions set out below shall have the meanings attributed to them below unless the context otherwise requires:

Expression	Meaning

“Accounting Date”	31 August 2014

“ADGS HK”	ADGS Advisory Limited, a company incorporated in Hong Kong with company no. 1593410

“ADGS Inc.”	ADGS Advisory Inc., a company incorporated in the State of Delaware, United States of America

“Bondholder(s)”	holder(s) of the Convertible Bonds

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“Business Day”	a day (other than a Saturday or a Sunday or a public holiday in Hong Kong) on which licensed banks are generally open for business in Hong Kong during its normal business hours

“Certificate(s)”	certificate(s) to be issued in respect of the Convertible Bonds

“Companies Ordinance”	the Companies Ordinance, Chapter 622 of the Laws of Hong Kong

“Company”	Almonds Kisses Limited, a company incorporated in the British Virgin Islands with company number 1634733

“Completion”

completion of the subscription for and issue of each of the First Tranche of the Convertible Bonds, the Second Tranche of the Convertible Bonds and/or the Third Tranche of the Convertible Bonds (as the case may be) in accordance with the terms and conditions of this Agreement

“Convertible Bonds”

the 8 per cent. coupon convertible bonds due on the date falling twelve months from the date of issue of the First Tranche which may be extended by the Subscribers for six months at the discretion of the Subscribers (being the Payment Date (as defined in the Instruments)) in the maximum principal amount of HK$30,000,000 and the minimum amount of HK$20,000,100 in three tranches (the First Tranche, the Second Tranche and the Third Tranche) to be issued by the Company to the Subscribers on the terms and conditions set out in the Instruments

“Conversion Rights”	rights pursuant to Condition 5 of the Instruments to convert the principal amount thereof into Shares

“Conversion Shares”	Shares to be issued by the Company pursuant to the conditions of the Instruments, upon exercise of the Conversion Rights

“Disclosed”	disclosed in a fair and accurate manner (i) elsewhere in this Agreement (including the Schedules)

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“Encumbrances”

any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equities, adverse claims, or other encumbrances, priority or security interest, deferred purchase, title retention, leasing, sale-and-purchase, sale-and-leaseback arrangement over or in any property, assets or rights of whatsoever nature or interest or any agreement for any of the same

“First Tranche”	the first tranche of the Convertible Bonds in an aggregate principal amount of HK$10,000,000 to be subscribed by the Subscribers

“First Tranche Completion Date”	within 3 Business Days after completion and satisfaction of the conditions set out in clause 3.1 of this Agreement

“First Tranche Instrument”

the instrument for the First Tranche in the agreed form to be executed by the Company, a draft of which (subject to such amendments as the Company and the Subscribers may agree) is annexed hereto as Part A of the Appendix “A”

“GEM”	The Growth Enterprise Market of the Stock Exchange

“GEM Listing Rules”	The Rules governing the listing of securities on GEM

“Group”

the Company, ADGS HK, THSML and, where the context requires, includes all subsidiaries and associated companies of the Company for the time being (for this purpose, “associated companies” shall mean any company, partnership or unincorporated business in which the Company owns or controls (directly or indirectly through another company) 20 per cent. or more of the voting securities thereof (other than a subsidiary of the Company)) and also includes CCCL

“Guarantee”

the guarantee to be executed by each of Tong Wing Shan Michelle and Tong Wing Yee Betty in favour of the Subscribers for the performance of the obligations of the Company under this Agreement and the Convertible Bonds in the form as set out in Appendix “B”

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“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China

“Instruments”	collectively, the First Tranche Instrument, the Second Tranche Instrument and the Third Tranche Instrument

“Pristine”	Pristine Treasure Limited, a company incorporated in Vanuatu with company no. 8018

“Restructuring”	means the corporate restructuring of the Company as more particularly set out in Schedule 4

“Second Tranche”	the second tranche of the Convertible Bonds in an aggregate principal amount of HK$10,000,000 to be subscribed by the Subscribers

“Second Tranche Completion Date”	within 3 Business Days after completion and satisfaction of the conditions set out in clause 3.4 of this Agreement

“Second Tranche Instrument”

the instrument for the Second Tranche in the agreed form to be executed by the Company, a draft of which (subject to such amendments as the Company and the Subscribers may agree) is annexed hereto as Part B of the Appendix “A”

“Share(s)”	share(s) of US$1.00 each in the capital of the Company

“Sky Venture”	Sky Venture Investment Development Limited, an international business company incorporated in the Republic of Seychelles with company no. 164385

“Stock Exchange”	The Stock Exchange of Hong Kong Limited

“Subscribers”	Sky Venture, Wong and Pristine and anyone or more of them

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“Taxation”

all forms of taxation, including taxation in Hong Kong and in any territory outside Hong Kong and all forms of profits tax (income tax), interest tax, value added tax, stamp duty and all levies, imposts, duties, charges, fees, deductions and withholdings whatsoever charged or imposed by any statutory, governmental, state, federal, provincial, local or municipal authority whatsoever whether on or in respect of profits, income, revenue, sales, trading, the use, ownership or licensing to or from any person of tangible or intangible assets and the carrying on of other activities, including any fines, interests or other payments relating to taxes, the loss of relief and exemption from and the loss of right of repayment or credit of any tax already paid, and the expression “Tax” shall be construed accordingly

“Third Tranche”

the third tranche of the Convertible Bonds in the maximum principal amount of HK$10,000,000, subject to adjustment as provided in clause 2 with a minimum principal amount of HK$100 to be subscribed by the Subscribers

“Third Tranche Completion Date”	within 3 Business Days after completion and satisfaction of the conditions set out in clause 3.7 of this Agreement

“Third Tranche Instrument”

the instrument for the Third Tranche in the agreed form to be executed by the Company, a draft of which (subject to such amendments as the Company and the Subscribers may agree) is annexed hereto as Part C of the Appendix “A”

“this Agreement”	this subscription agreement, as amended from time to time by written consent of the parties hereto

“THSML”	T H Strategic Management Limited, a company incorporated in Hong Kong with company no. 1430793

“Warranties”	the representations, warranties and undertakings on the part of the Company given pursuant to Clause 6 and contained in Schedule 5

“Wong”	Wong Man Hin Charles, holder of Hong Kong Identity Card no. G126495(7)

“HK$”	Hong Kong dollars, the lawful currency of Hong Kong

“US$”	United States dollars, the lawful currency of the United States

“%”	percent.

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1.2

In this Agreement, unless the context otherwise requires, any reference to a “Clause” or a “Schedule” or an “Appendix” is a reference to a clause of, a schedule to or an appendix of, this Agreement and, unless otherwise indicated, includes all the sub-clauses of that clause.

1.3

In this Agreement, words importing the singular include the plural and vice versa, words importing gender include both genders and the neuter and references to persons include bodies corporate or unincorporate.

1.4	The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.5

References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provision of which they are re-enactments (whether with or without modification) and any subordinate legislation made under provisions.

1.6	References to “subsidiary” shall bear the meaning ascribed thereto in section 2 of the Companies Ordinance.

1.7

A document expressed to be in the “agreed form” means a document the terms of which have been approved by or on behalf of by the parties to this Agreement and a copy of which has been signed for the purposes of identification by or on behalf of the parties to this Agreement.

2.	SUBSCRIPTION

2.1

Subject to and upon the terms and conditions of this Agreement and in particular to the adjustment mechanism stated in clause 2.3 below, each of the Subscribers shall subscribe for the Convertible Bonds in the proportion set against their names as stated in Schedule 3 in three tranches and shall pay to the Company a maximum aggregate amount of HK$30,000,000 and a minimum amount of HK$20,000,100, being the subscription money for the Convertible Bonds.

2.2

The maximum aggregate subscription amount in the sum of HK$30,000,000 payable by the Subscribers to the Company for the Convertible Bonds is calculated by reference to the EBITA of the Group for the financial year ended 31 August 2015 as audited shall not be less than HK$24,000,000.

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2.3

In the event the EBITA of the Group for the financial year ended 31 August 2015 as audited shall be less than HK$24,000,000, the aggregate subscription amount for the Convertible Bonds shall be adjusted as follows:

aggregate subscription	=	HK$30,000,000 x	actual audited EBITA of the Group for the financial year ended 31 August 2015 ___________________________
amount
HK$24,000,000

Provide always the minimum subscription amount payable by the Subscribers to the Company for the subscription of the Convertible Bonds shall not be less than HK$20,000,100.

2.4

In the event the amount of the aggregate subscription amount calculated by the formula set out in clause 2.3 above shall give a figure less than HK$20,000,000. In the Third Tranche Completion the Company shall issue the Third Tranche Instruments to the Subscribers on payment of a final subscription sum of HK$100 by the Subscribers to the Company.

2.5	The Subscribers obligations to subscribe for the for the Convertible Bonds in the proportion set against their names as stated in Schedule 3 towards the Company are several and are not jointly.

2.6	Subject to and upon the terms and conditions of this Agreement, the Company shall issue the Convertible Bonds at its full face value to the Subscribers.

2.7

The Convertible Bonds shall carry with it entitlement for monthly interest payments in arear and entitled to the Subscribers to convert into an aggregate of 40% of the enlarged share capital of the Company immediately prior to any placing or public offer of the Shares to be conducted by the company for the purposes of listing the Shares on GEM and any capitalization issue before completion of the listing of the Shares on GEM and shall be equivalent to 30% of the enlarged share capital of the Company immediately after listing of the Shares on GEM.

3.	CONDITIONS PRECEDENT

3.1

The issue of the First Tranche is conditional upon the following conditions having been fulfilled (or, as the case may be, waived) at or before 3:00 p.m. (Hong Kong time) on the First Tranche Completion Date (or such later time and date as the Company and the Subscribers shall agree in writing):

(a)	the Subscribers having satisfied with the due diligence over the affairs of the Group;

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(b)

the Subscribers being supplied by the Company with a legal opinion with contents acceptable to the Subscribers at their sole discretions relating to the viability (both legally and procedurally) on the Restructuring and the entering into this Agreement and the carrying out of the transactions contemplated hereunder (including but not limited to the issuance of the Convertible Bonds and the Convertible Shares);

(c)

all necessary consents, authorisations, licences and approvals required to be obtained on the part of the Company and/or ADGS Inc. in relation to this Agreement and the transactions contemplated hereby having been obtained and remaining in full force and effect;

(d)	the Warranties remaining true and accurate in all respects; and

(e)	the Company shall deliver to the Subscribers the Guarantee duly executed by Tong Wing Shan Michelle and Tong Wing Yee Betty.

3.2	The Company shall use its best endeavours to procure the fulfilment of the conditions set out in Clauses 3.1(a), 3.1(b) and 3.1(c) within 3 Business Days from the date of this Agreement.

3.3

If any of the conditions set out in Clause 3.1 have not been satisfied at or before 3:00 p.m. on the First Tranche Completion Date or such later date as the parties hereto may agree, this Agreement shall cease and determine (save and except Clauses 11, 12.1, 18 and 19) which shall continue to have full force and effect) and neither party shall have any obligations and liabilities hereunder save for any antecedent breaches of the terms hereof.

3.4

The issue of the Second Tranche is conditional upon the following conditions having been fulfilled (or, as the case may be, waived) at or before 3:00 p.m. (Hong Kong time) on the Second Tranche Completion Date (or such later time and date as the Company and the Subscribers shall agree in writing):

(a)	successful completion of the Restructuring;

(b)

all necessary consents, authorisations, licences and approvals required to be obtained on the part of the Company in relation to this Agreement and the transaction contemplated hereby having been obtained and remaining in full force and effect; and

(c)	the Warranties remaining true and accurate in all respects.

3.5	The Company shall use its best endeavours to procure the fulfilment of the conditions set out in Clauses 3.4(a) and 3.4(b).

3.6

If any of the conditions set out in Clause 3.4 have not been satisfied at or before 3:00 p.m. on 31 August 2015 or such later date as the parties hereto may agree, this Agreement shall cease and determine (save and except Clauses 11, 12.1, 18 and 19) which shall continue to have full force and effect) and neither party shall have any obligations and liabilities hereunder save for any antecedent breaches of the terms hereof.

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3.7

The issue of the Third Tranche is conditional upon the following conditions having been fulfilled (or, as the case may be, waived) at or before 3:00 p.m. (Hong Kong time) on the Third Tranche Completion Date (or such later time and date as the Company and the Subscribers shall agree in writing):

(a)	the Company having submitted Form 5A to apply to the Stock Exchange for listing of it Shares on GEM;

(b)

all necessary consents, authorisations, licences and approvals required to be obtained on the part of the Company in relation to this Agreement and the transaction contemplated hereby having been obtained and remaining in full force and effect; and

(c)	the Warranties remaining true and accurate in all respects.

3.8	The Company shall use its best endeavours to procure the fulfilment of the conditions set out in Clauses 3.7(a), 3.7(b) and 3.7(c).

3.9

If any of the conditions set out in Clause 3.8 have not been satisfied at or before 3:00 p.m. on 15 November 2015 or such later date as the parties hereto may agree, this Agreement shall cease and determine (save and except Clauses 11, 12.1, 18 and 19) which shall continue to have full force and effect) and neither party shall have any obligations and liabilities hereunder save for any antecedent breaches of the terms hereof.

4.	COMPLETION

4.1

Upon compliance with or fulfillment of the conditions set out in Clause 3.1, Completion for the First Tranche shall take place at the principal place of business of the Company or such other place as the parties hereto shall determine on the First Tranche Completion Date at 4.00 p.m. when all (but not part only) of the following businesses shall be transacted:

(a)

the Company shall deliver to each of the Subscribers a certified copy of the board resolution of the Company approving and authorising the execution and completion of this Agreement, the Instruments and the issue of the Convertible Bonds and the Certificates for the Convertible Bonds to be delivered to each of the Subscribers;

(b)

the Company shall execute the First Tranche Instrument and deliver a certified copy of the duly executed First Tranche Instrument to each of the Subscribers together with a duly executed Certificate of the First Tranche; and

(c)

the Subscribers shall effect payment to the Company of an amount equal to the face value of the First Tranche of the Convertible Bonds in the proportion that they have subscribed for as set out in Schedule 3, such payment to be made by way of a cheque drawn on a licensed bank in Hong Kong/casher’s order issued by a licensed bank in Hong Kong for such face value and made payable to the Company or such party as the Company may direct in writing.

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4.2

Upon compliance with or fulfillment of the conditions set out in Clause 3.4, Completion of the Second Tranche shall take place at the principal place of business of the Company or such other place as the parties hereto shall determine on the Second Tranche Completion Date at 4:00 p.m. when all (but not part only) of the following businesses shall be transacted:

(a)

the Company shall execute the Second Tranche Instrument and deliver a certified copy of the Second Tranche Instrument to the Subscribers together with a duly executed Certificate for the Second Tranche; and

(b)

the Subscribers shall effect payment to the Company of an amount equal to the face value of the Second Tranche of the Convertible Bonds in the proportion that they have subscribed for as set out in Schedule 3, such payment to be made by way of a cheque drawn on a licensed bank in Hong Kong/casher’s order issued by a licensed bank in Hong Kong for such face value and made payable to the Company or such party as the Company may direct in writing.

4.3

Upon compliance with or fulfillment of the conditions set out in Clause 3.7, Completion of the Third Tranche shall take place at the principal place of business of the Company or such other place as the parties hereto shall determine on the Third Tranche Completion Date at 4:00 p.m. when all (but not part only) of the following businesses shall be transacted:

(a)

the Company shall execute the Third Tranche Instrument and deliver a certified copy of the Third Tranche Instrument to the Subscribers together with a duly executed Certificate for the Second Tranche; and

(b)

the Subscribers shall effect payment to the Company of an amount equal to the face value of the Second Tranche of the Convertible Bonds in the proportion that they have subscribed for as set out in Schedule 3, such payment to be made by way of a cheque drawn on a licensed bank in Hong Kong/casher’s order issued by a licensed bank in Hong Kong for such face value and made payable to Company or such party as the Company may direct in writing.

4.4

No party shall be obliged to complete the subscription for and the issue of each of the First Tranche, the Second Tranche and the Third Tranche or perform any obligations hereunder unless all the parties hereto comply fully with their respective obligations under Clause 4.1 or 4.2 or 4.3 (as the case may be).

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4.5

If the Company on the one hand or the Subscribers on the other hand shall be unable to comply with any of their respective obligations under Clause 4.1 or 4.2 or 4.3 (as the case may be) on or before the date fixed for Completion, the party not in default may:

(a)	defer Completion to a date not more than 10 Business Days after the said date (and so that the provisions of this Clause 4 shall apply to Completion as so deferred); or

(b)	proceed to Completion so far as practicable; or

(c)	rescind this Agreement,

without prejudice, in each case, to that party's rights (whether under this Agreement generally or under this Clause) to the extent that the other party shall not have complied with its obligations thereunder.

5.	RESTRUCTURING

5.1

The Company hereby undertakes that it will exercise its best endeavours to carry out and implement the Restructuring legally, diligently and in a timely manner and to keep each of the Subscribers informed of all material progress and development in the implementation of the Restructuring and complete the Restructuring on or before 31 August 2015.

5.2

The Company further undertakes to provide each of the Subscribers reports in writing on the progress and development in the implementation of the Restructuring upon the written request by any of the Subscribers.

5.3

The Subscribers understand that the Company may have to undergo further restructuring to its corporate structure apart from the Restructuring, including but not limited to utilise another vehicle incorporated in a different jurisdiction as the entity (the “Listing Entity”) to apply to the Stock Exchange for the Shares to be listed on GEM and in doing so to restructure the Company as a wholly owned subsidiary of that Listing Entity. In such event, the Company undertakes with the Subscribers that in the course of the restructuring, the Company shall procure the Listing Entity to issue fresh convertible bonds to the Subscribers with the same commercial terms and benefits including but not limited to the conversion rights to the shares of the Listing Entity as those conferred on the Subscribers under the Convertible Bonds over the Company.

6.	WARRANTIES

6.1	The Company hereby represents, warrants and undertakes to each of the Subscribers in the terms set out in Schedule 5.

6.2

The Company hereby represents, warrants and undertakes to each of the Subscribers that the Warranties are true and correct in all material respects and not misleading in any material respects as at the date of this Agreement and will continue to be so up to and including the time of Completion.

6.3	The Company hereby agrees and acknowledges that each of the Subscribers is entering into this Agreement in reliance on the Warranties.

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6.4

The Company undertakes to notify the Subscribers as soon as reasonably practicable on any matter or event coming to its attention prior to Completion which shows or could reasonably be expected to cause any of the Warranties to be or to have been untrue or misleading in any material respect or which may have any material adverse effect on the assets or liabilities of the Company.

6.5

Each of the Warranties is without prejudice to any other Warranty and, except where expressly or otherwise stated, no provision in any Warranty shall govern or limit the extent or application of any other provision in any Warranty.

6.6

The Warranties shall survive Completion and the rights and remedies of the Subscribers in respect of any breach of the Warranties shall not be affected by Completion or by the Subscribers rescinding, or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorised written wavier or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

6.7

The Company undertakes in relation to any Warranty which refers to the knowledge, information or belief of the Company that it has made full enquiry into the subject matter of that Warranty and that it does not have the knowledge, information or belief that the subject matter of that Warranty may not be correct, complete or accurate.

6.8	Each of the Subscribers hereby represents, warrants and undertakes to the Company that:

(a)	he or it has the right, power and authority to enter into and perform this Agreement which constitutes legal, valid and binding obligations on the Subscriber in accordance with its terms;

(b)	he or it has sufficient financial resources necessary for the subscription of the Convertible Bonds; and

(c)	this Agreement constitutes valid, binding and enforceable obligations of he or it.

6.9	Each of the Subscribers hereby agrees and acknowledges that the Company is entering into this Agreement in reliance on the warranties made by each of the Subscribers under Clause 5.8.

6.10

Each of the Subscribers further agrees and acknowledges that prior to the listing of the Shares on GEM, the Group shall be permitted to declare, make or pay to its shareholders a special dividend which, subject to compliance with all laws and regulations, may be equivalent to the maximum possible amount of the retained earnings of the Group.

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7.	UNDERTAKINGS

7.1	The Company hereby undertakes to each of the Subscribers that:

(a)	it shall use its best endeavours to procure the submission of the application Form 5A for the listing of the Shares on GEM with the Stock Exchange on or before 15 November 2015;

(b)	it shall use its best endeavours to procure the Shares to be listed on GEM by 28 February 2016;

(c)

except as required or contemplated by this Agreement, it shall not create or issue any other obligations convertible into shares in any member of the Group or enter into any agreement to do any of the same when there is any outstanding principal amount of the Convertible Bonds;

(d)

except with the prior written consent of the Subscribers, not to make any changes to the corporate structure of the Group (other than the Restructuring) or ceases to or dispose of any existing business operations or undertakings of the Group or commence or carry on any new businesses;

(e)

except with the prior written consent of the Subscribers, not to cause any changes to the share structures in any member of the Group including any increase, reduction, consolidation, subdivision of shares or allot and issue any share capital or any options or instruments that may confer rights on any third parties to acquire or subscribe for shares in any member of the Group; and

(f)

except with the prior written consent of the Subscribers, to procure the Group and any of its member not to declare or pay any dividend or make any distribution either in cash or in species of its assets.

7.2	The Company undertakes with the Subscribers that it will upon the First Tranche Completion being taken place, appoint two nominees of the Subscribers as non-executive directors of the Company.

7.3

Each of the Subscribers undertake to and covenants with the Company that each of them will not, within the period commencing on the date of the listing of the Shares on GEM and ending on the date falling six months thereafter, dispose of, or enter into any agreement to dispose of or otherwise create any options, rights, interests or Encumbrances in respect of, any of the Conversion Shares.

8.	SUBSCRIBERS AND BONDHOLDERS

The Subscribers hereby agree that in the event there is any decision that shall require them (as Subscribers or Bondholders) to decide under or in relation to the exercise of a right under the Agreement and/or the Convertible Bonds (such as the appointment of non-executive directors to the Company under clause 7.2 of the Agreement) that are exercised collectively by Agreement or the Convertible Bonds, the Subscribers agree to adopt and follow the procedures as set out in Schedule 6 to come to collective decision.

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9.	FURTHER ASSURANCE

Notwithstanding Completion, each party hereto shall at the request of the each party hereto and at its own costs and expenses sign or execute any document or do any deed, act or thing as may, in the reasonable opinion of the other party, be necessary or expedient to give full force and effect to the terms of this Agreement.

10.	SURVIVAL OF COMPLETION

Except as otherwise provided herein, all provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

11.	ANNOUNCEMENT

Save for such announcement as is required to be released by any party as required by any regulatory authorities or any rules of the Stock Exchange, none of the parties hereto shall make any public announcement in relation to the transactions the terms of which are set out in this Agreement or the transactions or arrangements hereby contemplated or herein referred to or any matter ancillary hereto or thereto without the prior written consent of the other party (which consent shall not be unreasonably withheld). This Clause shall survive Completion or termination of this Agreement.

12.	COSTS AND STAMP DUTY

12.1	Each of the parties hereto shall bear its own legal and professional fees, costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

12.2	Any stamp duty payable on the subscription for and issue of, the Convertible Bonds shall be borne by the Company on the one hand and the Subscribers on the other hand in equal shares.

13.	INVALIDITY

If at any time one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

14.	TIME

Time shall be of the essence of this Agreement.

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15.	TRANSFERABILITY AND ASSIGNMENT

This Agreement shall be binding on and enure for the benefit of the successors of each of the parties hereto and shall not be assignable.

16.	ENTIRE AGREEMENT

This Agreement sets forth the entire agreement and understanding between the parties or any of them in relation to the transactions contemplated by this Agreement and supersedes and cancels in all respects all previous agreements, letters of intent, correspondence, understandings, agreements and undertakings (if any) between the parties hereto with respect to the subject matter hereof, whether written or oral.

17.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.

18.	NOTICES

Any notice required to be given under this Agreement shall be deemed duly served if served by hand delivery or by facsimile transmission to the addresses provided below or to such other address as may have been last notified in writing by or on behalf of the relevant party to the other parties hereto. Any such notice shall be deemed to be served at the time when left at the address of the party to be served or, if served by facsimile transmission, when sent. In proving service it shall be sufficient, in the case of service by facsimile transmission, to prove that the transmission was confirmed as sent by the originating machine.

To:	the Company:
Address:	11/F., Rykadan Capital Tower, 135-137 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong
Fax:	(+852) 2264 8104
Attn:	The board of directors

To:	Sky Venture
Address:	Room 512, 5/F, Tower B, New Mandarin Plaza, 14 Science Museum Road, Tsimshatsui, Kowloon, Hong Kong
Email:	stanley6459@gmail.com
Attn:	Mr. Stanley Lai

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To:	Wong
Address:	c/o Tso Au Yim & Yeung, Solicitors
2nd Floor, Beautiful Group Tower,
74-77 Connaught Road Central,
Hong Kong
Fax:	(+852) 2537 3477
Attn:	Bosco Tso

To:	Pristine
Address:	c/o Tso Au Yim & Yeung, Solicitors
2nd Floor, Beautiful Group Tower,
74-77 Connaught Road Central,
Hong Kong
Fax:	(+852) 2537 3477
Attn:	Bosco Tso

19.	LEGAL REPRESENTATION

For the avoidance of doubt, the parties hereto acknowledge and declare that Messrs. Tso Au Yim & Yeung, solicitors of 2nd Floor, Beautiful Group Tower, 74-77 Connaught Road Central, Hong Kong are the solicitors only representing the Subscribers in the negotiation, preparation and execution of this Agreement and does not represent or provides any advice to the Company or any member of the Group.

20.	GOVERNING LAW

This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong, and the parties hereto hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong in connection herewith but this Agreement may be enforced in any court of competent jurisdiction.

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IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.

THE COMPANY

SIGNED by	)
for and on behalf of	)
ALMONDS KISSES LIMITED	)
in the presence of:	)

THE SUBSCRIBERS

SIGNED by	)
for and on behalf of	)
SKY VENTURE INVESTMENT	)
DEVELOPMENT LIMITED	)
in the presence of:	)

SIGNED by	)
WONG MAN HIN CHARLES	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
PRISTINE TREASURE LIMITED	)
in the presence of:	)

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